Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement pertaining to the Hilton 2019 Employee Stock Purchase Plan of our reports dated February 13, 2019, with respect to the consolidated financial statements of Hilton Worldwide Holdings Inc. and the effectiveness of internal control over financial reporting of Hilton Worldwide Holdings Inc. included in its Annual Report on Form 10-K for the year ended December 31, 2018, filed with the Securities and Exchange Commission.
/s/ Ernst & Young LLP

Tysons, Virginia
September 20, 2019